Exhibit (h)(2)(ii)

January-2018

INVESTMENT COMPANY REPORTING MODERNIZATION SERVICES AMENDMENT TO

FUND ACCOUNTING AGREEMENT

This Investment Company Reporting Modernization Services Amendment (the “Amendment”) is made as of February 1, 2018 by and between the investment companies listed on the signature page hereto (each, a “Fund” and collectively, the “Funds”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.            WHEREAS, the Funds and BNY Mellon are parties to a Fund Accounting Agreement dated as of January 6, 2003, as amended (the “Agreement”);

B.            WHEREAS, this Amendment is an amendment to the Agreement and shall be applicable solely to the portfolios identified at Exhibit 1 hereto (the “Portfolios”);

C.            WHEREAS, the Funds desire that BNY Mellon provide the investment company reporting modernization services described in this Amendment;

D.            WHEREAS, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined herein, and all forms and rules referenced herein are in reference to forms and rules promulgated under the Investment Company Act of 1940, as amended; and

E.             WHEREAS, the Funds and BNY Mellon desire to amend the Agreement with respect to the foregoing;

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.                                      The Agreement is hereby amended to reflect that BNY Mellon shall provide the following services for the Funds:

1.1                   BNY Mellon shall provide services following a full service operating model which includes the actual filing of the reports as part of the services noted below.

1.2                   FORM N-PORT.  BNY Mellon, subject to the limitations described herein and its timely receipt of all necessary information related thereto, will, or will cause the Print Vendor to: (i) collect, aggregate and normalize the data required for the submission of Form N-PORT; (ii) prepare, on a monthly basis, Form N-PORT; and (iii) file Form N-PORT with the United States Securities and Exchange Commission (“SEC”).

1.2.1                     The timely receipt of necessary information referred to above will be determined by mutual agreement of BNY Mellon and the Funds in advance of the preparation of the initial Form N-PORT pursuant to this Amendment.

1.2.2                     Unless mutually agreed in writing between BNY Mellon and the Funds, BNY Mellon will use the same layout and format for every successive reporting period for Form N-PORT.

1.3                   FORM N-CEN.  BNY Mellon, subject to the limitations described herein and its timely receipt of all necessary information related thereto, will, or will cause the Print Vendor to: (i) collect, aggregate and normalize the data required for the submission of Form N-CEN; (ii) prepare, on an annual basis, Form N-CEN; and (iii) file Form N-CEN with the SEC.

1.3.1                     The timely receipt of necessary information referred to above will be determined by mutual agreement of BNY Mellon and the Funds in advance of the preparation of the initial Form N-CEN pursuant to this Amendment.

1.3.2                     Unless mutually agreed in writing between BNY Mellon and the Funds, BNY Mellon will use the same source for obtaining the information and method for performing the required calculations for every successive reporting period for Form N-CEN.

1.4                   Fixed Income Risk Analytics.  BNY Mellon shall calculate the portfolio and security-level risk metrics required within Form N-PORT and Form N-CEN (referenced above).

2.                                      BNY Mellon has entered into an agreement with a financial printer (the “Print Vendor”) for the Print Vendor to provide to BNY Mellon the ability to generate the reports described herein for its clients. BNY Mellon will provide the Funds with no less than one-hundred and eighty (180) days’ advance notice if BNY Mellon is unable to provide such services as contemplated herein due to an inability to contract with a Print Vendor to provide the necessary functionality to support such services.  Upon communication of such information, the Funds may terminate this Amendment by giving BNY Mellon a termination notice in writing specifying the date of such termination. If BNY Mellon is unable to provide such services as contemplated herein, BNY Mellon also agrees to waive any fees it would otherwise be able to collect under the agreement and would return to the Funds any fees already paid for services not yet performed.

3.                                      Except to the extent caused by the lack of good faith, willful misconduct, or negligence of BNY Mellon and/or its agents in carrying out its duties and responsibilities under this Amendment, BNY Mellon shall not be responsible for: (a) delays in the transmission to it by the Funds, the Funds’ adviser and entities unaffiliated with BNY Mellon (collectively, for this Amendment, “Third Parties”) of data required for the preparation of reports described herein, (b) inaccuracies of, errors in or omissions of, such data provided to it by any Third Party, and (c) validation of such data provided to it by any Third Party.  This Section 3 is a limitation of responsibility provision for the benefit of BNY Mellon, and shall not be used to imply any responsibility or liability against BNY Mellon.

4.                                      The Funds, in a timely manner, shall review and comment on, and, as the Funds deem necessary, cause their counsel and/or accountants to review and comment on, each report described herein.  The Funds shall provide timely sign-off of, and authorization and direction to file, each such report.  Absent such timely sign-off, authorization and direction by the Funds, BNY Mellon shall be excused from its obligations to file the affected report, but only until such time as BNY Mellon receives such sign-off, authorization and direction by the Funds, at which point BNY Mellon shall promptly file the report. BNY Mellon is providing the services related to the filing of such reports based on the acknowledgement of the Funds that such services, together with the activities of the Funds in accordance with their internal policies, procedures and controls, shall together satisfy the requirements of the applicable rules and regulations for each such report.

5.                                      The Funds shall be responsible for the retention of the filed reports described herein in accordance with any applicable rule or regulation.

6.                                      Notwithstanding any provision of this Amendment, the services described herein are not, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Funds or any other person.  Neither this Amendment nor the provision of the services establishes or is intended to establish an attorney-client relationship between BNY Mellon and the Funds or any other person.

7.                                      As compensation for the services described herein, the Funds will pay to BNY Mellon such fees as may be agreed to in writing by the Funds and BNY Mellon.  In turn, BNY Mellon will be responsible for paying the Print Vendor’s fees.  For the avoidance of doubt, the fees charged by the Print Vendor will not equal the fees charged by BNY Mellon, nor shall such fees be considered an out-of-pocket expense; BNY Mellon anticipates that the fees it charges hereunder will be more than the fees charged to it by the Print Vendor.

8.                                      Miscellaneous.

(a)           As hereby amended and supplemented, the Agreement shall remain in full force and effect.  In the event of a conflict between the terms of this

Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the services described herein.

(b)           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)            If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

ON BEHALF OF EACH FUND IDENTIFIED

ON EXHIBIT 1 ATTACHED HERETO

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Peter G. Rigopoulos
Name:	Peter G. Rigopoulos
Title:	Senior Principal, Relationship Executive

Date:	February 1, 2018

EXHIBIT 1

Fund

Voya Asia Pacific High Dividend Equity Income Fund

Voya Balanced Portfolio, Inc.
Voya Balanced Portfolio

Voya Corporate Leaders Trust Fund
Voya Corporate Leaders® Trust Fund — Series B

Voya Emerging Markets High Dividend Equity Fund

Voya Equity Trust
Voya Large-Cap Growth Fund
Voya Large Cap Value Fund
Voya MidCap Opportunities Fund
Voya Multi-Manager Mid Cap Value Fund
Voya Real Estate Fund
Voya SmallCap Opportunities Fund
Voya SMID Cap Growth Fund
Voya U.S. High Dividend Low Volatility Fund

Voya Funds Trust
Voya GNMA Income Fund
Voya High Yield Bond Fund
Voya Intermediate Bond Fund
Voya Short Term Bond Fund
Voya Strategic Income Opportunities Fund

Voya Global Advantage and Premium Opportunity Fund

Voya Global Equity Dividend and Premium Opportunity Fund

Voya Infrastructure, Industrials and Materials Fund

Voya Intermediate Bond Portfolio

Voya International High Dividend Equity Income Fund

Voya Investors Trust
VY® BlackRock Inflation Protected Bond Portfolio
VY® Clarion Global Real Estate Portfolio
VY® Clarion Real Estate Portfolio
VY® Franklin Income Portfolio
Voya Global Perspectives® Portfolio
Voya High Yield Portfolio
VY® Invesco Growth and Income Portfolio
VY® JPMorgan Emerging Markets Equity Portfolio
VY® JPMorgan Small Cap Core Equity Portfolio

Fund

Voya Large Cap Growth Portfolio
Voya Large Cap Value Portfolio
Voya Limited Maturity Bond Portfolio
VY® Morgan Stanley Global Franchise Portfolio
Voya Multi-Manager Large Cap Core Portfolio
Voya Retirement Conservative Portfolio
Voya Retirement Growth Portfolio
Voya Retirement Moderate Growth Portfolio
Voya Retirement Moderate Portfolio
VY® T. Rowe Price Capital Appreciation Portfolio
VY® T. Rowe Price Equity Income Portfolio
VY® T. Rowe Price International Stock Portfolio
VY® Templeton Global Growth Portfolio
Voya U.S. Stock Index Portfolio

Voya Mutual Funds
Voya CBRE Global Infrastructure Fund
Voya CBRE Long/Short Fund
Voya Diversified Emerging Markets Debt Fund
Voya Global Bond Fund
Voya Global Corporate Leaders® 100 Fund
Voya Global Equity Dividend Fund
Voya Global Equity Fund
Voya Global High Dividend Low Volatility Fund
Voya Global Perspectives® Fund
Voya Global Real Estate Fund
Voya International Real Estate Fund
Voya Multi-Manager Emerging Markets Equity Fund
Voya Multi-Manager International Equity Fund
Voya Multi-Manager International Factors Fund
Voya Multi-Manager International Small Cap Fund
Voya Russia Fund

Voya Natural Resources Equity Income Fund

Voya Partners, Inc.
VY® American Century Small-Mid Cap Value Portfolio
VY® Baron Growth Portfolio
VY® Columbia Contrarian Core Portfolio
VY® Columbia Small Cap Value II Portfolio
Voya Global Bond Portfolio
Voya Index Solution 2020 Portfolio
Voya Index Solution 2025 Portfolio
Voya Index Solution 2030 Portfolio
Voya Index Solution 2035 Portfolio
Voya Index Solution 2040 Portfolio
Voya Index Solution 2045 Portfolio
Voya Index Solution 2050 Portfolio

Fund

Voya Index Solution 2055 Portfolio
Voya Index Solution 2060 Portfolio
Voya Index Solution Income Portfolio
VY® Invesco Comstock Portfolio
VY® Invesco Equity and Income Portfolio
VY® JPMorgan Mid Cap Value Portfolio
VY® Oppenheimer Global Portfolio
VY® Pioneer High Yield Portfolio
Voya Solution 2020 Portfolio
Voya Solution 2025 Portfolio
Voya Solution 2030 Portfolio
Voya Solution 2035 Portfolio
Voya Solution 2040 Portfolio
Voya Solution 2045 Portfolio
Voya Solution 2050 Portfolio
Voya Solution 2055 Portfolio
Voya Solution 2060 Portfolio
Voya Solution Aggressive Portfolio
Voya Solution Balanced Portfolio
Voya Solution Conservative Portfolio
Voya Solution Income Portfolio
Voya Solution Moderately Aggressive Portfolio
Voya Solution Moderately Conservative Portfolio
VY® T. Rowe Price Diversified Mid Cap Growth Portfolio
VY® T. Rowe Price Growth Equity Portfolio
VY® Templeton Foreign Equity Portfolio

Voya Separate Portfolios Trust
Voya Emerging Markets Corporate Debt Fund
Voya Emerging Markets Hard Currency Debt Fund
Voya Emerging Markets Local Currency Debt Fund
Voya Investment Grade Credit Fund
Voya Securitized Credit Fund
Voya Target In-Retirement Fund
Voya Target Retirement 2020 Fund
Voya Target Retirement 2025 Fund
Voya Target Retirement 2030 Fund
Voya Target Retirement 2035 Fund
Voya Target Retirement 2040 Fund
Voya Target Retirement 2045 Fund
Voya Target Retirement 2050 Fund
Voya Target Retirement 2055 Fund
Voya Target Retirement 2060 Fund

Voya Series Fund, Inc.
Voya Global Multi-Asset Fund
Voya Corporate Leaders® 100 Fund
Voya Global Target Payment Fund

Fund

Voya Mid Cap Research Enhanced Index Fund
Voya Small Company Fund

Voya Strategic Allocation Portfolios, Inc.
Voya Strategic Allocation Conservative Portfolio
Voya Strategic Allocation Growth Portfolio
Voya Strategic Allocation Moderate Portfolio

Voya Variable Funds
Voya Growth and Income Portfolio

Voya Variable Insurance Trust
VY® Goldman Sachs Bond Portfolio

Voya Variable Portfolios, Inc.
Voya Australia Index Portfolio
Voya Emerging Markets Index Portfolio
Voya Euro STOXX 50® Index Portfolio
Voya FTSE 100 Index® Portfolio
Voya Global Equity Portfolio
Voya Hang Seng Index Portfolio
Voya Index Plus LargeCap Portfolio
Voya Index Plus MidCap Portfolio
Voya Index Plus SmallCap Portfolio
Voya International Index Portfolio
Voya Japan TOPIX Index® Portfolio
Voya Russell™ Large Cap Growth Index Portfolio
Voya Russell™ Large Cap Index Portfolio
Voya Russell™ Large Cap Value Index Portfolio
Voya Russell™ Mid Cap Growth Index Portfolio
Voya Russell™ Mid Cap Index Portfolio
Voya Russell™ Small Cap Index Portfolio
Voya Small Company Portfolio
Voya U.S. Bond Index Portfolio

Voya Variable Products Trust
Voya MidCap Opportunities Portfolio
Voya SmallCap Opportunities Portfolio